EXHIBIT 23.1

                Consent of PricewaterhouseCoopers LLP,

                     Certified Public Accountants,

                         dated August 24, 1999

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-11 of our report dated January 19, 1999 on our audit of the financial statements of CNL Hospitality Properties, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
August 24, 1999